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                                    EXHIBIT 5

                   Opinion of Schnader Harrison Segal & Lewis,
                       Special Counsel to the Registrant,
                            as to the legality of the
                shares of the Registrants' stock being registered



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                                  May 15, 1997



Board of Directors
Vista Bancorp, Inc.
115 South Main Street
Phillipsburg, New Jersey  08865


Lady and Gentlemen:

                  We have been engaged as Special Counsel to Vista Bancorp, Inc. (the "Corporation") in connection with the offer and sale of 30,000 shares of its Common Stock par value $.50 per share (the "Common Stock") pursuant to the Corporation's Employee Stock Purchase Plan and Board of Directors Stock Purchase Plan, both of which have been amended and restated on April 23, 1997, by a vote of the shareholders of the Corporation.

                  We have prepared a Post-effective Amendment to the Registration Statement on Form S-8 (33-92846) to be filed at the Securities and Exchange Commission in Washington, D.C. under the provisions and regulations of the Securities Act of 1933, as amended, relating to the offering of the Corporation of 30,000 shares of Common Stock. As Special Counsel to the Corporation, we have supervised all corporate proceedings in connection with the preparation and filing of the Post-effective Amendment to the Registration Statement. We have reviewed the Corporation's Amended Certificate of Incorporation and By-laws, as presently in effect. We have also reviewed copies of the Corporation's corporate minutes and other proceedings and records relating to the authorization and issuance of the Common Stock and such other documents and matters of law as we have deemed necessary in order to render this opinion.

                  Based upon the foregoing, and in reliance thereon, it is our opinion that, in accordance with the terms and conditions of the offering as more fully described in the Prospectus as amended and supplemented, included as part of the Post-effective Amendment to the Registration Statement, each of the shares of the Common Stock issued pursuant to the Post-effective Amendment to the Registration Statement, will be duly authorized, legally and validly issued and outstanding, and fully paid and non-assessable on the basis of present New Jersey law.



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Board of Directors                                                          -2-



                  We hereby consent to the use of this opinion in the Post-effective Amendment to the Registration Statement, and we further consent to the reference to our name in the Prospectus as amended and supplemented, included as part of the Post-effective Amendment to the Registration Statement.

                                                          Sincerely,



                                             /s/ Schnader Harrison Segal & Lewis
                                             SCHNADER HARRISON SEGAL & LEWIS






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